Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Class A Common Stock of Duolingo, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Date: February 14, 2022

CAPITALG 2014 LP

By: CapitalG 2014 GP LLC
       its General Partner

By: /s/ Bryan Keighery
Name: Bryan Keighery
Title:   Attorney-in-fact

CAPITALG 2014 GP LLC

By: /s/ Bryan Keighery
Name: Bryan Keighery
Title:   Attorney-in-fact

CAPITALG 2015 LP

By: CapitalG 2015 GP LLC
       its General Partner

By: /s/ Bryan Keighery
Name: Bryan Keighery
Title:   Attorney-in-fact

CAPITALG 2015 GP LLC

By: /s/ Bryan Keighery
Name: Bryan Keighery
Title:   Attorney-in-fact

CAPITALG II LP

By: CapitalG II GP LLC
       its General Partner

By: /s/ Bryan Keighery

Name: Bryan Keighery
Title:   Attorney-in-fact

CAPITALG II GP LLC

By: /s/ Bryan Keighery

Name: Bryan Keighery
Title:   Attorney-in-fact

ALPHABET HOLDINGS LLC

By: /s/ Bryan Keighery

Name: Bryan Keighery
Title:   Attorney-in-fact

ALPHABET INC.

By: /s/ Bryan Keighery

Name: Bryan Keighery
Title:   Attorney-in-fact